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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the registration statement (No. 333-122871) on Form S-8 and the registration statement (No. 33-116335) on Form S-8 of Herbalife, Ltd. of our reports, which appear in the December 31, 2004 annual report on Form 10-K of Herbalife, Ltd.:

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  Dated March 14, 2005, with respect to the consolidated balance sheets of Herbalife, Ltd. as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2004 and

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  Dated March 14, 2005, with respect to management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004.

  /s/  KPMG LLP

  Los Angeles, California
  March 14, 2005

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  Exhibit 23.1